UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On June 9, 2015, the board of directors of KBS Strategic Opportunity REIT, Inc. (the “Company”) appointed Jeffrey K. Waldvogel, 38, to serve as Chief Financial Officer, Secretary and Treasurer of the Company, effective as of June 11, 2015.
As of June 11, 2015, Mr. Waldvogel is also Chief Financial Officer of KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”). As of June 11, 2015, he is also: Chief Financial Officer and Assistant Secretary of KBS Real Estate Investment Trust, Inc., KBS Real Estate Investment Trust II, Inc. and KBS Real Estate Investment Trust III, Inc.; and Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT II, Inc. and KBS Legacy Partners Apartment REIT, Inc., each of which is a KBS-sponsored non-traded REIT. Also as of June 11, 2015, Mr. Waldvogel is the Chief Financial Officer and Assistant Secretary of KBS Growth & Income REIT, Inc., a private, KBS-sponsored program.
Mr. Waldvogel has been employed by an affiliate of the Advisor since November 2010. With respect to the KBS-sponsored non-traded REITs advised by the Advisor, he served as the Director of Finance and Reporting from July 2012 to June 2015 and as the VP Controller Technical Accounting from November 2010 to July 2012. In these roles Mr. Waldvogel was responsible for overseeing internal and external financial reporting, valuation analysis, financial analysis, REIT compliance, debt compliance and reporting, and technical accounting.
Mr. Waldvogel was a Senior Manager at Ernst & Young, LLP, where he worked from October 2002 to October 2010. In April 2002, Mr. Waldvogel received a Master of Accountancy Degree and Bachelor of Science from Brigham Young University in Provo, Utah. Mr. Waldvogel is a Certified Public Accountant (California).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: June 12, 2015	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary